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                          COMMUNITY FIRST BANCORP, INC.

COMMON STOCK                                                        COMMON STOCK
CERTIFICATE NO.                                                  ________ SHARES
SPECIMEN                                                                SPECIMEN

                             INCORPORATED UNDER THE
                          LAWS OF THE STATE OF MARYLAND

                                                                 SEE REVERSE FOR
                                                             CERTAIN DEFINITIONS

THIS CERTIFIES THAT

IS THE OWNER OF:

              FULLY PAID AND NONASSESSABLE SHARES OF COMMON STOCK,
                          $0.01 PAR VALUE PER SHARE, OF

                          Community First Bancorp, Inc.

     The shares represented by this certificate are transferable only on the stock transfer books of the Corporation by the holder of record hereof in person, or by his duly authorized attorney or legal representative, upon the surrender of this certificate properly endorsed. This certificate and the shares represented hereby are issued and shall be held subject to all the provisions contained in the Corporation's charter documents filed with the Maryland Department of Assessments and Taxation and its Bylaws (copies of which are on file at the Corporation's main office), to all of the provisions the holder by acceptance hereof, assents.

     This Certificate is not valid unless countersigned and registered by the Corporation's transfer agent and registrar.

              THIS SECURITY IS NOT A DEPOSIT OR ACCOUNT AND IS NOT
                        FEDERALLY INSURED OR GUARANTEED.

     In  Witness  Whereof,   Community  First  Bancorp,  Inc.  has  caused  this
certificate to be executed by its duly authorized officers and has caused its corporate seal to be hereunto affixed.

DATED:


---------------------------------                 ------------------------------
PRESIDENT AND CHIEF EXECUTIVE                                          SECRETARY
  OFFICER

                                      SEAL
                                Incorporated 2003

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
                          COMMUNITY FIRST BANCORP, INC.

     The Board of Directors of the Corporation is authorized by resolution(s), from time to time adopted, to provide for the issuance of serial preferred stock in series and to fix and state the voting powers, designations, preferences, and relative, participating, optional, or other special rights of the shares of each such series and the qualifications, limitations, and restrictions thereof. The Corporation will furnish to any shareholder upon request and without charge a full description of each class of stock and any series thereof.

     The Charter of the Corporation prohibits any person (including an individual or a company) from directly or indirectly acquiring the beneficial ownership of more than ten percent (10%) of any class of an equity security of the Corporation, unless such acquisition has been approved in advance by a two-thirds vote of the Corporation's continuing directors, as defined in the Charter. This provision does not apply to (i) underwriters in connection with certain public sales or resales of securities of the Corporation, (ii) any proxy granted to a continuing director, as defined, of the Corporation, by a stockholder, or (iii) any employee benefit plans of the Corporation. Such provision will expire five (5) years from the date of the completion of the conversion of Community First Bank, Madisonville, Kentucky from mutual to stock form.

     The Charter restricts the voting rights of beneficial owners of more than 10% of any class of equity security of the Corporation where such beneficial ownership is acquired at any time after five years from the date of the completion of the conversion of Community First Bank, Madisonville, Kentucky from mutual to stock form.

     The shares represented by this certificate may not be cumulatively voted in the election of directors of the Corporation. The Charter also requires the approval of not less than 80% of the Corporation's voting stock prior to the Corporation engaging in certain business combinations (as defined in the Charter). This restriction does not apply if certain approvals are obtained from the Board of Directors. The affirmative vote of holders of 80% of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (considered for this purpose as a single class) is required to amend these and certain other provisions of the Charter.

     The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:


TEN COM -   as tenants in common   UNIF TRANS MIN ACT -                    Custodian
                                                           ----------------         --------------
                                                           (Cust                   (Minor)

                                                            under Uniform Transfers to Minors Act

                                                            -----------------------
                                                                     (State)

TEN ENT -   as tenants by the entireties


JT TEN  -   as joint tenants with right of
            survivorship and not as tenants
            in common

     Additional abbreviations may also be used though not in the above list.

     FOR VALUE RECEIVED                hereby sell, assign and transfer unto
                       ---------------

PLEASE INSERT SOCIAL SECURITY OR
OTHER IDENTIFYING NUMBER OF ASSIGNEE

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   (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING ZIP CODE OF ASSIGNEE)

            shares of the common stock represented by the within certificate and
-----------
do hereby irrevocably constitute  and appoint               Attorney to transfer
                                             --------------
the said shares on the books of the within named corporation with full power of substitution in the premises.

Dated                                       X
      -----------------                      --------------------------
                                            X
                                             --------------------------

     NOTICE: The signatures to this assignment must correspond with the name(s) as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

                                -----------------------------------------------------------------
SIGNATURE(S) GUARANTEED:        THE  SIGNATURE(S)  SHOULD BE GUARANTEED BY AN ELIGIBLE  GUARANTOR
                                INSTITUTION (BANKS, STOCKBROKERS,  SAVINGS AND LOAN ASSOCIATIONS,
                                AND  CREDIT  UNIONS  WITH  MEMBERSHIP  IN AN  APPROVED  SIGNATURE
                                GUARANTEE MEDALLION PROGRAM) PURSUANT TO S.E.C. RULE 17Ad-15.


Countersigned and Registered:
                                Transfer Agent and Registrar


                                By:
                                   -------------------------------------------
                                   Authorized Signature